Exhibit j

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Fidelity Real Estate Income Fund, which is included in Post-Effective Amendment No. 54 to the Registration Statement No. 811-4118 on Form N-1A of Fidelity Securities Fund.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
January 28, 2003